SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 26, 2011, the Registrant announced its results of operations for the three- and nine-month periods ended September 30, 2011. Copies of the related press release and supplemental materials are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On October 26, 2011, the Registrant announced a new share repurchase program for up to 900,000 shares of the Registrant’s common stock. Under the prior program which was completed during the quarter ended September 30, 2011, the Registrant purchased 900,000 shares of common stock at a weighted average price of $45.98 per share. A copy of the Registrant’s related press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 26, 2011, the Registrant disclosed its strategic goals under its updated strategic plan. Copies of the related press release and the Registrant’s Strategic Overview are attached as Exhibits 99.3 and 99.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The exhibits listed in the exhibit index are furnished pursuant to Items 2.02 and 7.01 as part of this Current Report on Form 8-K and are not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: October 26, 2011	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press Release reporting third quarter results dated October 26, 2011, issued by the Registrant.

99.2	Supplemental Materials to third quarter earnings conference call

99.3	Press Release reporting share repurchase plan and updated strategic plan, dated October 26, 2011, issued by the Registrant

99.4	IBERIABANK Corporation Strategic Overview, dated October 26, 2011